                             STOCKHOLDERS' AGREEMENT

         Stockholders' Agreement, dated as of _________ __, 1999, among (i) Global Pharmaceutical Corporation, a Delaware corporation ("GLOBAL"), (ii) those persons listed on Schedule 1 hereto (the "Global Stockholders") and (iii) those persons listed on Schedule 2 hereto (the "Impax Stockholders" and, together with the Global Stockholders, the "Stockholders").

                              W I T N E S S E T H :

                  WHEREAS, concurrently herewith GLOBAL and Impax
Pharmaceuticals, Inc. ("IMPAX") are entering into an Agreement and Plan of Merger (the "Merger Agreement");

                  WHEREAS, pursuant to the Merger Agreement, (i) IMPAX will be merged with and into GLOBAL (the "Merger"), with GLOBAL surviving the Merger (with the surviving corporation's name changed to IMPAX Laboratories, Inc.) (the "Surviving Corporation" or "GLOBAL"), (ii) each issued and outstanding share of the common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of IMPAX (collectively, the "Non-D Impax Stock") will be converted into shares of the common stock, $.01 par value of GLOBAL ("Global Common Stock"), (iii) each issued and outstanding share of Series D Preferred Stock of IMPAX will be converted into shares of Series 1 Preferred Stock of GLOBAL ("Global Preferred Stock" and, together with GLOBAL Common Stock, "Global Stock"), and (iv) each issued and outstanding share of Series D Preferred Stock of GLOBAL will be converted into shares of Global Preferred Stock;

                  WHEREAS, as of the date hereof, each Impax Stockholder owns beneficially and of record, and has the power to vote, the classes and amounts of securities of IMPAX set forth on Schedule A hereto (the "Existing Securities" and, together with securities of IMPAX acquired after the date hereof and prior to the termination hereof, whether upon the exercise of warrants or options, conversion of convertible securities or otherwise, collectively, referred to herein as the "Impax Securities");

                  WHEREAS, pursuant to the Merger Agreement and upon the consummation of the transactions contemplated thereby, the Impax Stockholders are to receive a number of shares of Global Common Stock and Global
Preferred Stock;

                  WHEREAS, the Merger Agreement provides that, effective upon consummation of the Merger, the persons comprising the Board of Directors of GLOBAL immediately prior to the Merger, as indicated on Schedule 3 hereto (as the same may be modified to reflect any changes to such Board prior to the Merger, the "Global Directors"), and the persons comprising the Board of Directors of Impax immediately prior to the Reorganization, as indicated on
Schedule 4 hereto

(as the same may be modified to reflect any changes to such Board prior to the Merger, the "Impax Directors"), will have certain rights to nominate directors of the Surviving Corporation; and

         WHEREAS, the Stockholders desire to provide for the voting of the shares of Global Stock held by any of them for directors of GLOBAL in accordance with the Merger Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows, with all capitalized terms used herein and not otherwise defined herein having the respective meanings ascribed thereto in the Merger Agreement:

         1. Board of Directors. (a) From and after the Effective Time and until the third anniversary of the Effective Time (the "Initial Period"), GLOBAL and the Stockholders hereby agree to use their respective best efforts to cause the Surviving Corporation to have a Board of Directors which will consist of 10 members, (i) two of which directors (the "Global Designees") will be nominated by the Global Directors, (ii) three of which directors (the "Impax
Designees") will be nominated by the Impax Directors, (iii) both the Global Directors and Impax Directors shall nominate as directors Barry Edwards, Charles Hsiao and Larry Hsu (the "Inside Directors"), provided, with respect to each such person, that they are then employed by the Surviving Corporation, and
(iv) the Global Directors and IMPAX Directors jointly shall nominate as directors two persons mutually agreeable to GLOBAL and IMPAX (the
"Independent Directors"). In addition to the foregoing, the Global Directors shall nominate one board observer and the Impax Directors shall nominate one board observer (together, the "Board Observers"). In addition, promptly following the Effective Time, and subject to each individual's fiduciary capacity under applicable law, the Board of Directors of the Surviving Corporation will elect the following persons as officers of the Surviving
Corporation: (i) Charles Hsiao, Ph.D., as its Chairman of the Board and its Co-Chief Executive Officer; (ii) Mr. Barry Edwards, as its Co-Chief Executive Officer; and (iii) Larry Hsu, Ph.D., as its President and Chief Operating Officer. Each Stockholder hereby agrees to vote all of his, her or its shares of Global Stock, whether now owned or hereafter acquired, and to take all other necessary or desirable actions within his, her or its control (whether in such party's capacity as a stockholder, director, member of the executive committee or officer of GLOBAL or otherwise, but subject in the case of officers and directors, to their fiduciary duties under applicable law) to (x) nominate the Global Designees, the Impax Designees, the Inside Directors and the
Independent Directors for election, and to elect such persons, as directors and
(y) to nominate the Board Observers, all as provided herein.

         (b) In the event that any Global Designee for any reason ceases to serve as a member of the Board during the Initial Period, GLOBAL and the Stockholders hereby agree to use their respective best efforts (including, in the case of each Stockholder, voting his, her or its shares of Global Stock in accordance with Section 1 hereof) to cause the resulting vacancy on the Board to be filled by a representative designated by the Global Directors.

         (c) In the event that any Impax Designee for any reason ceases to serve as a member of the Board during the Initial Period, GLOBAL and the Stockholders hereby agree to use their respective best efforts (including, in the case of each Stockholder, voting his, her or its shares of Global Stock in accordance with Section 1 hereof) to cause the resulting vacancy on the Board to be filled by a representative designated by the Impax Directors.

         (d) To the extent that a person who is a Global Director (or the entity with which such person is employed or affiliated or which is otherwise responsible for nominating such particular person as a Global Director) ceases to hold any shares of Global Stock (or, prior to the Effective Time, any shares of Series D Preferred Stock of GLOBAL), or otherwise be affiliated with GLOBAL, such person will no longer be deemed a Global Director hereunder and shall not participate in the selection of the Global Designees. To the extent that a person who is an Impax Director (or the entity with which such person is employed or affiliated or which is otherwise responsible for nominating such particular person as an Impax Director) ceases to hold any shares of Global Stock (or, prior to the Effective Time, any shares of Non-D Impax Stock or Series D Preferred Stock of Impax) or otherwise be affiliated with IMPAX and/or GLOBAL (after the Merger), such person will no longer be deemed an Impax Director hereunder and shall not participate in the selection of the Impax Designees. Such persons will however continue to be bound by the terms of this Agreement.

         2. Termination. This Agreement will terminate three years after the date hereof.

         3. Legend. Each certificate evidencing shares of Global Stock subject to this Stockholders' Agreement and each Global Stock certificate issued in exchange for or upon the transfer of any such certificate will be stamped or otherwise imprinted with a legend in substantially the following form:

         "The securities represented by this certificate are subject to certain voting agreements specified in that certain Stockholders' Agreement, dated as of ________ __, 1999, among certain of the issuer's stockholders. A copy of such Stockholders' Agreement will be furnished without charge by the issuer to the holder hereof upon written request."

         4. Restrictions on Transfer. (a) Prior to the sale, transfer or other disposition (a "transfer") of any shares of Global Stock (other than in a sale of shares of Global Common Stock or Global Preferred Stock to the public in an offering registered under the 1933 Act, or through a broker, dealer or market-maker pursuant to the provisions of Rule 144 (or any similar rule then in force) under the 1933 Act (an "Allowed Transfer")) to any person or entity, the transferring Stockholder will cause the prospective transferee, as a pre-condition to such transfer, to execute and deliver to the other Stockholders a counterpart of this Agreement. No such transfer shall be valid and GLOBAL shall not be required to recognize any such transfer (other than an Allowed Transfer) in the absence of such execution and delivery of a counterpart of this Agreement.

         (b) For a period of 120 days from the Effective Time, no Stockholder shall sell, make any short sale of, loan, grant an option for the purchase of, dispose or otherwise transfer any shares of Global Common Stock, Global Preferred Stock or other capital stock of GLOBAL, or any other securities convertible, exchangeable or exercisable for or derivative of Global Common Stock or Global Preferred Stock, now owned or hereafter acquired by him, her or it, directly or indirectly.

         5. Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement will be effective against the Stockholders unless such modification, amendment or waiver is approved in writing by the holders of a majority of the shares of Global Common Stock held by the Impax
Stockholders and by the holders of a majority of the shares of Global Common Stock held by the Global Stockholders, in both instances, assuming the conversion of all shares of Preferred Stock of Impax or Global, as applicable. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         6. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         7. Entire Agreement. Except as contemplated by the Merger Agreement, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including without limitation, the Letter of Intent dated March 16, 1999, relating to the Merger, the Shareholder Agreement, dated January 20, 1999, by and among Impax and President (BVI) International Investment Holdings Ltd, Shareholder Agreement, dated January 4, 1999 by and among Impax and China Development Industrial Bank Inc. and Voting Agreement, dated September 30, 1996, by and among Seller, Chemical Company of Malaysia, Charles Hsiao, Ph.D., Larry Hsu, Ph.D., Chiin Hsiung Hsiao Children Irrevocable Trust and Chung-Chiang Hsu Children Irrevocable Trust.

         8. Successors and Assigns. Except as otherwise set forth herein, this Agreement will bind and, subject to paragraph 4 hereof, inure to the benefit of and be enforceable by the Stockholders, any permitted transferees of shares of Global Stock held by the Stockholders and the respective successors and assigns of each of them, so long as they hold shares of Global Stock.

         9. Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

         10. Remedies. The Stockholders will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for breach of the provisions of this Agreement and that, in addition to other remedies it may have, any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. If any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person (including GLOBAL) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

         11. Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered or mailed first class mail to any Stockholder or any subsequent holder of shares of Global Common Stock subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         12. Governing Law. The construction, validity and interpretation of this Agreement will be governed by the laws of the State of New York.

         13. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

GLOBAL PHARMACEUTICAL CORPORATION:


By:___________________________________
         [Name]
         [Position]


GLOBAL Stockholders:


By:________________________________            By:____________________________
         [Name]                                                  [Name]
         [Position]                                              [Position]

By:________________________________            By:____________________________
         [Name]                                                  [Name]
         [Position]                                              [Position]


By:________________________________            By:____________________________
         [Name]                                                  [Name]
         [Position]                                              [Position]


By:________________________________            By:____________________________
         [Name]                                                  [Name]
         [Position]                                              [Position]


By:________________________________            By:____________________________
         [Name]                                                  [Name]
         [Position]                                              [Position]


IMPAX Stockholders:


By:________________________________            By:____________________________
         [Name]                                                  [Name]
         [Position]                                              [Position]


By:________________________________            By:____________________________
         [Name]                                                  [Name]
         [Position]                                              [Position]


By:________________________________            By:____________________________
         [Name]                                                  [Name]
         [Position]                                              [Position]


By:________________________________            By:____________________________
         [Name]                                                  [Name]
         [Position]                                              [Position]


By:________________________________            By:_____________________________
         [Name]                                                  [Name]
         [Position]                                              [Position]


By:________________________________            By:_____________________________
         [Name]                                                  [Name]
         [Position]                                              [Position]


By:________________________________            By:_____________________________
         [Name]                                                  [Name]
         [Position]                                              [Position]

                             STOCKHOLDERS AGREEMENT

                                   SCHEDULE 1



Global Stockholders:








*Denotes Global Director.

                             STOCKHOLDER'S AGREEMENT

                                   SCHEDULE 2

Impax Stockholders:








*Denotes Impax Director.

                             STOCKHOLDER'S AGREEMENT

                                   SCHEDULE 3

Global Directors:

                             STOCKHOLDER'S AGREEMENT

                                   SCHEDULE 4

Impax Directors:

                             STOCKHOLDERS' AGREEMENT

                                   SCHEDULE A


                   Name of Impax Owner: ____________________



        Impax                                            Shares Owned
        ------                                            ------------

Common Stock                                                _________

Series A Preferred Stock                                    _________

Series B Preferred Stock                                    _________

Series C Preferred Stock                                    _________

Series D Preferred Stock                                    _________